EXHIBIT 3.1

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PROVINCE OF ONTARIO         )
                            )
            TO WIT:         )       TO ALL WHOM THESE PRESENTS
                            )       MAY COME, BE SEEN OR KNOWN
                            )
                            )
                            )

            I, MICHAEL ARMSTRONG, a Notary Public in and for the Province of Ontario by Royal Authority duly appointed residing at the City of Toronto, in the said Province, do certify that the photostatted document attached is a true and correct copy of the Certificate of Amalgamation of Stake Technology Ltd. dated June 1, 2000, the said copy having been copied from the original document, an act whereof being requested I have granted under my Notarial Form and Seal of Office to service and avail as occasion shall or may require.

            IN TESTIMONY WHEREOF I have hereto subscribed my name and affixed my Notarial Seal of Office at the City of Toronto in the Municipality of Metropolitan Toronto this 6th day of June, 2000.


                                        /s/ MICHAEL ARMSTRONG
                                        --------------------------
                                        MICHAEL ARMSTRONG
                                        A Notary Public in and for        [SEAL]
                                        the Province of Ontario
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[LOGO] Industry Canada                     Industrie Canada

Certificate                                            Certificat
of Amalgamation                                        de fusion

Canada Business                                        Loi canadienne sur
Corporations Act                                       les societes par actions

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STAKE TECHNOLOGY LTD.                                   376830-9


________________________________________________        ___________________________________________
Name of corporation-Denomination de la societe            Corporation number-Numero de la societe

I hereby certify that the above-named                   Je certifie que la societe susmentionnee est
corporation resulted from an amalgamation,                issue d'une fusion, en vertu de l'article 185 de
under section 185 of the Canada Business                la Loi canadienne sur les societes par actions,
Corporations Act, of the corporations set out in        des societes dont les denominations
the attached articles of amalgamation.                  apparaissent dans les statuts de fusion
                                                        ci-joints.

            /s/ [ILLEGIBLE]                                     June 1, 2000/le 1 juin 2000

          Director - Directeur                          Date of Amalgamation - Date de fusion

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Canada [LOGO]

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                                                                FORM 9                             FORMULE 9
Canada Business   Loi regissant les societes            ARTICLES OF AMALGAMATION                STATUTS DE FUSION
Corporations Act  par actions de regime federal              (SECTION 185)                        (ARTICLE 185)
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1 -- Name of Amalgamated Corporation                               Denomination de la societe issue de la fusion

  STAKE TECHNOLOGY LTD.
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2 -- The place within Canada where the registered office is to     Lieu au Canada ou doit etre situe la siege social
     be situated

  Town of Halton Hills, Province of Ontario
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3 -- The classes and any maximum number of shares that the         Categories et tout nombre maximal d'actions que la societe
     corporation is authorized to issue                            est autorisee a emetrre

  The authorized capital of the Corporation shall consist of an unlimited number of common shares without par value, and an unlimited number of special shares without par value issuable in series, as more particularly set out in Schedule "A"
  attached hereto.
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4 -- Restrictions if any on share transfers                        Restrictions sur le transfert des actions, s'il y a lieu

  None

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5 -- Number (or minimum and maximum number) of directors           Nombre (ou nombre minimum et maximum) d'administrateurs

  A minimum of five (5) and a maximum of fifteen (15) directors.
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6 -- Restrictions if any on business the corporation may carry on  Limites imposees quant aux activites que la societe peut exploiter, s'il y a lieu
  None.

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7 -- Other provisions if any                                       Autres dispositions s'il y a lieu

See Schedule "A" attached hereto.

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8 -- The amalgamation agreement has seen approved by special        |_|  La convention de fusion a ete approuvee par resolutions
     resolutions of shareholders of each of the amalgamating             speciales des actionnaires ca chacune des societes
     corporations listed in item 10 below in accordance with             fusionnantes enumerees a la rubrique 10 [ILLEGIBLE], en
     Section 183 of the Canada Business Corporations Act.                conformite de l'article 183 de la Loi regissant les
                                                                         societes par actions de regime federal.

     The amalgamation has been approved by a resolution of the      |X|  La fusion a ete approuvee par resolution des
     directors of each of the amalgamating corporations listed           administrateurs de chacune des societes fusionnantes
     in item 10 below in accordance with Section 184 of the              enumerees a la rubrique 10 ci-cessous, en conformite de
     Canada Business Corporations Act. These articles of                 l'article 184 de la Loi regissant les societes par
     amalgamation are the same as the articles of incorporation          actions de regime federal. Les presents statuts de
     of (name the designated amalgamating corporation).                  fusion sont les memes que les statuts constituits de
                                                                         (nommer la societe fusionnante designee).

         Stake Technology Ltd.
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9 -- Name of the amalgamating Corporation the by-laws of which           Denomination de la societe fusionnante dont les
     are to be the by-laws of the amalgamated corporation                reglements administratifs seront ceux de la societe
                                                                         issue de la fusion

         Stake Technology Ltd.
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10 -- Name of Amalgamating Corporations          Corporation No.                                      Description of Office
      Denomination des societes fusionnantes     N(o) de la societe     Signature           Date      Description du poste
--------------------------------------------------------------------------------------------------------------------------------

      Stake Technology Ltd.                          327385-7          J.N. Kendall        23/5/00      CHAIRMAN
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      3754481 CANADA LIMITED                         375448-1          D. Kruse            23/5/00      GENERAL MANAGER
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  FOR DEPARTMENTAL USE ONLY -- A L'USAGE DU MINISTERE SEULEMENT               Filed -- Deposee
  Corporation No. -- N(o) de la societe

                                376830-9                                                JUNE 2, 2000
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                                                                             1A.

                                       SCHEDULE "A"

Special Shares

            The unlimited number of special shares without part value shall, as a class, have attached thereto the following:

      (i) the special shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of special shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

      (ii) the special shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the special shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the special shares. The special shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to the special shares as may be fixed in accordance with clause (i) herein;

      (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of special shares are not paid in full, all series of special shares shall participate rateably in respect of such dividends and return of capital;

      (iv) the special shares of any series may be made convertible into common shares at such rate and upon such basis as the directors in their discretion may determine;

      (v) unless the directors otherwise determine in the articles of amendment designating a series, no holder of special shares shall be entitled to receive notice of, attend, be represented at or vote in respect thereof at any annual or special meeting of the Corporation unless the meeting is convened for considering the winding up of the Corporation, the amalgamation of the Corporation with another corporation, or


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                                                                             1B.

            corporations or to sanction the sale of all or substantially all of its assets or undertaking or other events specified in the Canada Business Corporations Act, in any of which events each holder of special shares shall have one (1) vote for each such share held;

      (vi) the holders of special shares shall not be entitled to vote separately as a class or series upon a proposal, and shall not be entitled to dissent pursuant to Section 190 of the Canada Business Corporations Act (or any other statutory provision of like or similar effect from time to time in force) in respect to a resolution to amend the Articles of the Corporation to:

            (A) increase or decrease any maximum number of authorized special shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the special shares or any series thereof;

            (B) effect an exchange, reclassification or cancellation of the special shares or any series thereof; or

            (C) create a new class or series of shares equal or superior to the special shares or any series thereof;

      (vii) provided that the holders of special shares shall be entitled to receive notice of meetings of common shareholders called for the purpose of authorizing an amendment to the Articles of the Corporation of the nature referred to above.

Common Shares

            The holders of the Common Shares are entitled to (1) one vote per share at all meetings of shareholders and to receive the remaining property of the Corporation upon a dissolution.


7. Other provisions if any:

In addition to and without limiting such other powers which the Corporation may by law possess, the directors may, without authorization of the shareholders:

      (a)   borrow money on the credit of the Corporation; or

      (b)   issue, sell or pledge debt obligations of the Corporation; or
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                                                                             1C.

      (c) charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or other debt or liabilities of the corporation.